Exhibit 10.34

AGENCY AGREEMENT

BETWEEN ELIXIR PHARMACEUTICALS, INC. AND COMPTON OVERSEAS INVESTMENT LTD.

1. APPOINTMENT

Reference is hereby made to that certain Agency Agreement by and between Elixir Pharmaceuticals, Inc. of 12 Emily Street Cambridge, MA 02139 (the “Company”) and Compton Overseas Investment Ltd. of P.O. Box 22166, Riyadh, Saudi Arabia (the “Agent”), dated as of June 20, 2006 (the “Series C Agency Agreement”), which agreement is superseded in its entirety by this Agreement. In consideration of the mutual promises herein contained and other good and valuable consideration, the Company hereby appoints and authorizes the Agent on a non-exclusive basis to introduce the Company to one or more persons or entities (each an “Investor” and collectively, the “Investors”) for the purpose of investment in the Series D Convertible Preferred Stock of the Company, par value $.001 per share (the “Series D Stock”), and the Agent hereby accepts such appointment, to be carried out by the Agent in accordance with applicable laws and regulations and the terms of this Agreement. Without limiting the foregoing, the Agent will (A) contact Investors who are not U.S. Persons (as defined below) only within jurisdictions in which (i) the Agent or an affiliated entity of the Agent is registered as a broker-dealer, or (ii) the Agent is otherwise qualified in such jurisdiction to make such contact, or (iii) such contact will not violate applicable law and (B) contact Investors who are U.S. Persons only if the Agent or an affiliated entity is registered under United States federal law and the applicable laws of the state(s) in which such Investor is a resident and/or in which the offer and sale of the Series D Stock occur. As used in this Agreement, “U.S. Person” has the meaning set forth in Rule 902 of Regulation S adopted under the Securities Act of 1933, as amended (the “Act”).

2. TERRITORY AND INTRODUCTIONS

(a)	Except as otherwise provided herein, the Agent’s areas of primary responsibility under this Agreement are global.

(b)

After the Agent has located a potential interested Investor, and prior to introducing the Company to the potential Investor, the Agent shall provide the Company with such potential Investor’s name, location, and whether the Investor is an independent venture capital corporation or a corporate venture capital corporation or if neither, its capability. In addition, the Agent shall provide the Company with a list of all the individuals who are direct and indirect beneficial owners of such potential Investor (the “Investor Information”). The Company will identify to the Agent within ten (10) business days after receipt of the Investor Information whether such identified potential Investor shall thereafter be qualified as either an Existing Approved Investor (as defined below) or a New Approved Investor (as defined below) (collectively, an “Approved Investor”) for the purposes of this Agreement. If there is no communication from the Company after ten (10) business days from receipt of the Investor Information, such identified potential Investor(s) will not be qualified as an “Approved Investor” for the purposes of this Agreement. An “Existing Approved Investor” shall include an individual potential Investor or, in the aggregate, a group of more than one potential Investors where each individual potential Investor in the group has been qualified as an Approved Investor pursuant to the terms of the Series B Agency Agreement or the the Series B Agency Agreement and the terms of this Agreement and has invested in the Series B Convertible Preferred Stock of the Company, par value $.001 per share, or the Series B Convertible Preferred Stock of the Company, par value $.001 per share, qualified by the Company as set forth above. A “New Approved Investor” shall also include an individual potential Investor or, in the aggregate, a group of more than one potential Investors where each individual potential Investor in the group has been qualified as an Approved Investor and who has not previously invested in the Company as of the date hereof. For the avoidance of doubt, in the event that Agent introduces a group of more than one potential Investor that includes Existing Approved Investors and New Approved Investors, such group will be considered an Existing Approved Investor.

(c)	If the Company qualifies a potential Investor as an Approved Investor pursuant to the foregoing paragraph, the Agent may, at the Company’s request, arrange meetings between the Company and such Approved Investor. The Agent shall not make any representation or warranty regarding the Company, nor provide an Investor with any materials relating to the Company not approved in advance by the Company.

(d)	The Company and Approved Investor shall negotiate the terms and conditions of an agreement, if any, between the Company and such Approved Investor with respect to the proposed investment in the capital stock of the Company.

(e)	During the term of this Agreement and the three (3) year period following the initial purchase of Series D Stock by any Approved Investor and prior to the effectiveness of a registration statement filed with respect to the Company’s initial public offering (“IPO”), the Company will notify the Agent in writing within fifteen (15) days of any such Approved Investor’s purchase of capital stock of the Company.

(f)

The Agent acknowledges that the securities of the Company to be issued hereunder to the Agent or that may be sold to Approved Investors have not been registered under the Act and it is intended that securities sold to Approved Investors shall not be required to be registered under the Act by virtue of an exemption from registration thereunder. The Agent acknowledges that it is familiar with the Act and Regulation D and Regulation S promulgated thereunder. The Agent agrees that with respect to Investors who are U.S. Persons, it will only introduce the Company to prospective Investors with whom either it or the Company have a substantive pre-existing relationship so as to comply with the relevant requirements of Regulation D, to the extent applicable. In making introductions, the Agent shall not engage in any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or communication published in any newspaper, magazine or similar media or broadcast over television or radio or transmitted by any electronic means, or any meetings or seminars (except for meetings with individual investors). The Agent will introduce to the Company only “accredited investors,” as that term is defined in Rule 501 under the Act and will exercise reasonable care to ensure that the purchasers of the Securities are not underwriters within the meaning of Section 2(11) of the Act.

3. COMPENSATION

The Agent’s compensation for all services performed hereunder, in the context of a strict agency relationship, shall be as follows:

(a)	Applicable Compensation:

The following compensation (the “Applicable Compensation”) will be paid by the Company upon the issuance and sale to an Approved Investor or Approved Investors of shares of capital stock of the Company, including shares of Series D Stock, as a result of an introduction by the Agent:

(i) the Company will deliver to the Agent common stock of the Company, par value $.001 per share (“Common Stock”), equal to 3.0% of the amount of such capital stock purchased by Existing Approved Investors, plus one or more warrants (“Warrants”) to purchase in the aggregate up to an additional 1.0% of the aggregate amount of Common Stock purchased by the Existing Approved Investors; provided that such Existing Approved Investors individually or in the aggregate purchase at least $500,000 of such capital stock; and

(ii) the Company will deliver to the Agent Common Stock equal to 5.0% of the amount of such capital stock purchased by New Approved Investors, plus one or more Warrants to purchase in the aggregate up to an additional 1.5% of the aggregate amount of Common Stock purchased by the New Approved Investors; provided that such New Approved Investors individually or in the aggregate purchase at least $500,000 of such capital stock.

With the consent of the Company, the Agent may allocate a portion of its compensation to a third party or parties by so notifying the Company at the time of the sale and issuance of capital stock to the Approved Investors; provided, however, that the Agent may not do so unless payments by the Company to such third party would not violate any applicable law, rule, regulation or administrative requirement.

(b)	Warrants:

Any Warrants issued by the Company pursuant to paragraph 3(a)(i) or 3(a)(ii) shall have the same rights and obligations and be in substantially the same form as the warrants received by Investors pursuant to the Series D Purchase Agreement. Notwithstanding the foregoing, all Warrants issued to the Agent by the Company hereunder shall expire immediately prior to the earlier of (i) effectiveness of a registration statement filed with respect to the Company’s initial public offering of stock, or (ii) the merger, consolidation, sale of substantially all of the assets, or sale of more than a majority of the outstanding voting stock of the Company, provided, however, that in the case of the occurrence of the events described in items (i) and (ii) of this subsection, the Company shall give the Agent notice of such pending event(s) and the Agent shall have at least seven (7) days following receipt of such notice to exercise all or some of such Warrant(s) prior to their expiry. As a condition to receiving any Warrants hereunder, the Agent shall provide such documentation as may be reasonably requested by Company to establish that the Agent is an accredited investor.

(c)	Reinvestment Fees:

Following the final closing of the Company’s issuance and sale of Series D Stock pursuant to the Series D Convertible Stock Purchase Agreement (the “Series D Purchase Agreement”) by and among the Company and the purchasers set forth therein (such closing being referred to as the “Series D Closing”), the Company agrees to pay to the Agent the Applicable Compensation described in paragraphs 3(a)(i) and 3(a)(ii) above if and then only to the extent that any Approved Investor purchases additional shares of capital stock of the Company within two (2) years of such Approved Investor’s initial purchase of Series D Stock and prior to the effectiveness of a registration statement filed with respect to the Company’s IPO. If there are any such purchases after two (2) years but within three (3) years of such Approved Investor’s initial purchase of Series D Stock and prior to the effectiveness of a registration statement filed with respect to the Company’s IPO, the Company agrees to pay the Agent 50% of the Applicable Compensation described in paragraphs 3(a)(i) and 3(a)(ii) above. Any reinvestment fee will only be paid on new purchases, and prior purchases will not count towards meeting the payment thresholds described in paragraphs 3(a)(i) and 3(a)(ii) above.

4. PAYMENT OF COMPENSATION

The Applicable Compensation described in Section 3 above shall be delivered to the Agent within ninety (90) days of the closing of the financing round with respect to which such Applicable Compensation is payable.

5. AGENT’S RELATIONSHIP TO COMPANY

The Agent shall be free at all times to conduct its business in such manner as it may see fit, consistent with the terms and conditions of this Agreement. The Agent may allocate whatever portion of its time to the introductions contemplated hereunder as the Agent may deem proper and may operate on the Agent’s own schedule, provided that the Agent uses reasonable efforts to fulfill its obligations hereunder.

The Agent shall have no power to bind the Company. The Company shall be solely responsible for negotiating, entering into and enforcing the terms of any agreement with an Investor. The Company may refuse to sell its capital stock to any Investor, whether or not an Approved Investor and with or without reason, without incurring any fee or other compensation to the Agent with respect thereto.

6. TERM OF AGREEMENT

This Agreement shall take effect on the date of signature by the Company and the Agent below and shall continue in effect until the earlier of either (i) the completion of the Series D Closing, or (ii) one (1) year from the date of execution by both parties, subject to termination by either the Company or the Agent with thirty (30) days notice so long as the terminating party is not in material breach of this Agreement. Sections 3, 4 and 7 will survive expiration of this Agreement. In the event of a material breach by the Agent, the Company may terminate this Agreement effective sixty (60) days after written notice of such breach to the Agent and failure to cure such breach by the Agent within sixty (60) days in which case no reinvestment fees shall be payable by the Company.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS

A. Company acknowledges, represents and warrants that:

(i) It has full power and authority to enter into and perform in accordance with the terms of this Agreement; and

(ii) The information provided to the Agent to furnish to Approved Investors in connection with introductions made hereunder is true and correct to the best of the Company’s knowledge and belief.

B. The Agent acknowledges, represents and warrants that:

(i) It has full power and authority to enter into and perform in accordance with the terms of this Agreement;

(ii) In furtherance of the Company’s efforts to comply with all applicable laws concerning money laundering and related activities, and to the best of the Agent’s knowledge after appropriate diligence and investigation:

(1) None of the cash or property that the Investors has paid, will pay or will contribute to the Company in exchange for shares of Series D Stock has been or shall be derived from, or related to, any activity that is deemed unlawful under United States federal or state laws, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended; and

(2) No contribution or payment by the Investors to the Company, to the extent that they are within the Investors’ control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, each as amended from time to time, including pursuant to the USA PATRIOT Act of 2001;

(iii) The Agent shall promptly notify the Company if it subsequently becomes aware any of the representations set forth in (ii) above cease to be true and accurate regarding any Investor; and

(iv) No Investor contacted by the Agent in connection with the Agent’s performance hereunder is a “supporter” of terrorist organizations listed by the U.S. federal government pursuant to Executive Order 13224 nor do they appear on or are covered by any other lists of prohibited persons, entities, and jurisdictions maintained and administered by the U.S. Treasury Department’s Office of Foreign Assets Control, each as updated and/or amended from time to time.

8. INDEMNIFICATION

Each party agrees to indemnify and hold the other party, together with its respective affiliates, directors, officers, employees and controlling persons (the “Indemnified Party”) harmless from any loss, damage, liability or expense, including reasonable attorneys’ fees and other legal expenses, to which the Indemnified Party may become subject arising from a claim that results from a breach of this Agreement by the other party to this Agreement. In addition, the Agent agrees to indemnify and hold the Company, together with its respective affiliates, directors, officers, employees and controlling persons, harmless in connection with any claim for compensation by any party other than the Agent for services relating to an Approved Investor where compensation for such services is payable or has been paid to the Agent.

9. CONFIDENTIALITY

The Agent recognizes that the Company’s business interests require a confidential relationship between the Company and the Agent and the fullest practical protection and confidential treatment of proprietary, confidential, intellectual and other property owned by the Company and consisting of information embodied in documents that may be given to the Agent in the course of its association with the Company (collectively termed the “Information”). Except insofar as is authorized in writing by the Company or required by applicable law, the Agent agrees that: (i) it will not use any of the Information for its own account, (ii) it will not disclose any of the Information to others, except in furtherance of the objectives of this Agreement, and (iii) it will not make or disclose documents or copies of documents embodying or containing disclosures of any of the Information, except as permitted by and in furtherance of the objectives of this engagement. The parties further agree that the terms of this agreement shall remain confidential unless otherwise agreed in writing by the parties or as required by applicable law, provided, however, that this sentence shall not apply to information related to the tax treatment or the tax structure of the transactions contemplated herein and to information requested by regulators. For this purpose, “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the parties.

10. MISCELLANEOUS

(a)	This Agreement represents the entire understanding between these parties pertaining to the subject matter contained herein and merges all prior and contemporaneous communications between the parties. No supplement, modification, representation, waiver or amendment of this Agreement shall be binding on either party unless expressly agreed to by both parties in writing. This Agreement shall be binding upon and inure to the benefit of the parties’ successors and assigns.

(b)	Notices shall be delivered by airmail, facsimile or courier to the other party at their respective addresses set forth above.

(c)	This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

[signatures follow]

The parties hereby execute this Agency Agreement as of this 4th day of September, 2007.

ELIXIR PHARMACEUTICALS, INC.		COMPTON OVERSEAS INVESTMENT LTD.

Date:	September 4, 2007	Date:	August 28, 2007
By:	/s/ William K. Heiden	By:	/s/ Vernon Cassin
Title:	President and CEO	Title:	Director
Facsimile:		Facsimile:	+ 966-1-462-9001